Exhibit 99.1

Royal Gold Announces Fourth Quarter Dividend

DENVER, COLORADO.  August 27, 2009:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), a leading precious metals royalty company, today announced that its Board of Directors has declared its fourth quarter dividend of $0.08 per share of common stock. The dividend is payable on October 16, 2009 to shareholders of record at the close of business on October 2, 2009.  The Company has paid dividends since 2000.

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests.  The Company owns royalties on 118 properties on five continents, including royalties on 25 producing mines and 9 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karen Gross,
Vice President and Corporate Secretary
(303) 575-6504

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